                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                           ALLIED RESEARCH CORPORATION

         Allied Research Corporation, a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), by virtue of a Certificate of Incorporation filed with the Secretary of State of Delaware on July 20, 1961, which Certificate has been subsequently amended from time to time, does hereby certify that:

         FIRST: The charter of the Corporation is hereby amended by deleting the first paragraph in Article FOURTH in its entirety and by substituting in lieu thereof the following:

              The total number of shares of stock which the Corporation has authority to issue is thirty-one million (31,000,000) shares, thirty million (30,000,000) of which shall be Common Stock of the par value of ten cents ($0.10) per share, and one million (1,000,000) of which shall be Preferred Stock without par value.

         SECOND: The foregoing amendment of the Corporation's charter was duly adopted by the Corporation's board of directors and stockholders pursuant to the requirements of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, ALLIED RESEARCH CORPORATION has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 6/th/ day of June, 2002.

ATTEST:                             ALLIED RESEARCH CORPORATION

_____________________________       By: _____________________________________
John G. Meyer, Jr., Secretary           J. H. Binford Peay, III
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                        ALLIED RESEARCH ASSOCIATES, INC.

         Allied Research Associates, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), by virtue of a Certificate of Incorporation filed with the Secretary of State of Delaware on July 20, 1961, which Certificate has been subsequently amended from time to time (most recently by a Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 29, 1984, and a Certificate of Amendment filed with the Secretary of State of Delaware on June 3, 1987), does hereby certify that:

         FIRST: The charter of the Corporation is hereby amended by deleting Article FIRST in its entirety and by substituting in lieu thereof the following:

         FIRST: The name of the Corporation is Allied Research Corporation.

         SECOND: The foregoing amendment to the Corporation's charter was duly adopted by the Corporation's board of directors and stockholders pursuant to the requirements of Section 242 of the Delaware General Corporation law.

         IN WITNESS WHEREOF, ALLIED RESEARCH ASSOCIATES, INC. has caused these presents to be signed in its name and on its behalf of its President and its corporate seal to be hereunder affixed and attested by its secretary on this 24/th/ day of May, 1988.

ATTEST:                                     ALLIED RESEARCH ASSOCIATES, INC.


_________________________________(SEAL)     By: _______________________________
Reinald W. Carter,                              M. B. Ruffin, President
Secretary

                            CERTIFICATE OF AMENDMENT

                        ALLIED RESEARCH ASSOCIATES, INC.

         Allied Research Associates, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), by virtue of a Certificate of Incorporation filed with the Secretary of State of Delaware on July 20, 1961, which Certificate has been subsequently amended from time to time (most recently by a Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 29, 1984), does hereby certify that:

         FIRST: The charter of the Corporation is hereby amended by adding the following as Article SIXTEENTH thereof:

              SIXTEENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended from time to time. Any repeal or modification of the foregoing by the stockholders of the Corporation shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

         SECOND: The foregoing amendment to the Corporation's charter was duly adopted by the Corporation's board of directors and stockholders pursuant to the requirements of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, ALLIED RESEARCH ASSOCIATES, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 28th day of May, 1987.

ATTEST:                                     ALLIED RESEARCH ASSOCIATES, INC.

______________________________(SEAL)        By: _______________________________
Reinald W. Carter,                              M. B. Ruffin, President
Secretary

                      RESTATED CERTIFICATE OF INCORPORATION
                        ALLIED RESEARCH ASSOCIATES, INC.

         ALLIED RESEARCH ASSOCIATES, INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), by virtue of a Certificate of Incorporation filed with the Secretary of State of Delaware on July 20, 1961, which Certificate has been subsequently amended from time to time, does hereby certify that:

         FIRST: The Corporation desires to restate its charter as currently in effect. The following provisions are all of the provisions of the charter of the Corporation currently in effect:

                  "FIRST: The name of the Corporation is ALLIED RESEARCH ASSOCIATES, INC.

                  SECOND: Its principal office in the State of Delaware is located at 129 South State Street, in the City of Dover, County of Kent. The name and address of its resident agent is United States Corporation Company, 129 South State Street, Dover, Delaware.

                  THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                  To engage in research, development, analysis, design, engineering, investigation and consultation in any and all scientific or technological fields, including but not limited to the fields of aeronautics, applied mathematics, applied mechanics, astronautics, chemistry, electronics, instrumentation, geophysics, materials, mechanical design, physics, production, propulsion, shock, vibration and systems.

                  To manufacture, create, construct, assemble or otherwise produce, design, prepare, engineer, use, test, develop, experiment with, remodel, install, operate, purchase or otherwise acquire, invest in, own, mortgage, sell, lease, assign or otherwise dispose of, trade or deal in or with, instruments, controls, materials, equipment and property of every character in any and all scientific or technological fields, including but not limited to the fields of aeronautics, applied mathematics, applied mechanics, astronautics, chemistry, electronics, instrumentation, geophysics, materials, mechanical design, physics, production, propulsion, shock, vibration and systems.

                  To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with equipment, machinery, appliances, materials, goods, wares and merchandise and personal property of every class and description.

                  To buy, exchange, contract for, lease, and in any and all other ways, acquire, take, hold and own, and to deal in, sell, mortgage, lease or otherwise dispose of real property, and rights and interests in and to real property, and to manage, operate, maintain, improve and develop the same.

                  To acquire, and pay for in cash, stock, or bonds of the Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                  To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade marks and trade names, relating to or useful in connection with any business of this Corporation.

                  To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in or with any of the shares of capital stock, or any voting trust certificates in respect of shares of capital stock, or any script, warrants, rights, bonds, debentures, notes, trust receipts, obligations, evidences of indebtedness or interest or other securities or choses in action, issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers, and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                  To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

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                  To borrow or raise moneys for any of the purposes of the
                  Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, or by assignment of the proceeds, applicable to the Corporation's interest, in any, and all oil, gas and other hydrocarbons or minerals produced from any properties in which the Corporation may own any interest or by assignment of any moneys owing or to be owing to the Corporation, or otherwise and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

                  To buy, sell or otherwise deal in notes, open accounts, and other similar evidences of debt; to loan and advance money or give credit, upon or without interest, and with or without security for the repayment thereof, and on such terms as may seem expedient; to form, promote and subsidize companies, syndicates and partnerships of all kinds; to give any guarantee for the payment of money or the performance of any obligation or undertaking, and to become surety for any person, firm or corporation.

                  To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

                  To have one or more offices, to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such State, district, territory, colony or country.

                  In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to, and to do any or all of the things hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do; provided, however, that nothing herein contained shall be deemed to authorize this Corporation to carry on within the State of Delaware any public utility business.

                  The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or influence from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Eleven Million (11,000,000) shares of all classes of stock; of which Ten Million (10,000,000) shares shall be Common Stock and have a par value of ten cents ($0.10) per share and One Million (1,000,000) shares shall be Preferred Stock and be without par value.

                  The Preferred Stock may from time to time be divided into and issued for one or more series. The different series shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Board of Directors as herein provided. In all other respects all shares of Preferred Stock shall be identical.

                  The Preferred Stock may be issued from time to time by authority of the Board of Directors for such consideration as from time to time may be fixed by resolution or resolutions of the Board of Directors providing for the issue of such stock.

                  The Board of Directors is hereby expressly authorized, subject to the provisions of this Certificate of Incorporation, to establish one or more series of Preferred Stock and, with respect to each series, to fix and determine by resolution or resolutions providing for the issue of such stock.

                     (a) the number of shares to constitute such series and the distinctive designation thereof;

                     (b) the dividend rate, if any, on the shares of such series, the dividend payment dates, and whether or not the dividends are cumulative;

                     (c) whether or not the shares of such series shall be redeemable and, if redeemable, the redemption prices which the shares of such series shall be entitled to receive and the terms and manner of redemption;

                     (d) the preferences, if any, and the amounts which the shares of such series shall be entitled to receive and all other special or relative rights of the shares of such series, upon the voluntary and involuntary liquidation of, or upon any distribution of the assets of, the Corporation;

                     (e) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied for redemption of such shares and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                     (f) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated in such resolution;

                     (g) whether or not the shares of such series shall have voting rights, full or limited or no voting rights, and if any voting rights, the conditions under which the shares of such series shall vote as a separate class; and

                     (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

                  Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series.

                  No holder of any shares of any class of stock of the Corporation now or hereafter authorized shall have any preferential or pre-emptive right to subscribe for, purchase or receive stock, obligations, warrants, rights to subscribe to stock or other securities of the Corporation of any class whether now or hereafter authorized.

                  FIFTH: The minimum amount of capital with which the Corporation will commence business is $1,000.

                  SIXTH: The Corporation is to have perpetual existence.

                  SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                  EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  To make, alter or repeal the by-laws of the Corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                  To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  By resolution or resolutions passed by a majority of the whole Board to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                  When and as authorized by the affirming vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

                  NINTH: Each director and each officer of the Corporation and each person who shall serve at the request of the Corporation as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor, including, in each instance, a former director or officer and the heirs, legatees, devisees and personal representatives of a deceased director or officer, shall be indemnified by the Corporation against expenses (including attorneys' fees and, to the extent permitted by law, any amount paid in settlement) actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding (including any appeal therein) in which they or any of them are made parties or a party by reason of being or having been directors or officers or a director or officer of the Corporation or of any such other corporation, except in relation to matters as to which any such director or officer or former director or officer shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director or officer. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled as a matter of law or under any by-law, agreement, vote of stockholders, or otherwise, and shall be in addition to such compensation for services rendered and reimbursed for expenses incurred as shall be determined from time to time by the Board of Directors of the Corporation.

                  TENTH: No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this Corporation is or are interested in or is or are a director or directors or officer or officers of such other corporation, and no contract or other transaction between the Corporation and any other person or firm shall be affected or invalidated by the fact that any one or more directors of this Corporation is a party to, or are parties to, or interested in, such contract or transaction; provided that in each such case the nature and extent of the interest of such director or directors in such contract or other transaction and/or the fact that such director or directors is or are a director or directors or officer or officers of such other corporation is disclosed at the meeting of the Board of Directors at which such contract or other transaction is authorized.

                  ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditors or stockholders thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all stockholders or class of stockholders, of this Corporation as the case may be, and also on this Corporation.

                  TWELFTH: Except as otherwise provided herein or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation having voting power held by such stockholder.

                   THIRTEENTH: Meetings of stockholders and the Board of Directors may be held without the State of Delaware, if the by-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the by-laws of the corporation.

                   FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                   FIFTEENTH:  A. As used in this Article FIFTEENTH:

                        (1) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                        (2) "Associate" when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Corporation or any of its parents or subsidiaries.

                        (3)   "Beneficial Owner" shall mean:

                              (i) Any Person who, directly or indirectly,
                        through any contract, arrangement, understanding, relationship, or otherwise has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security;

                              (ii) Any Person who, directly or indirectly,
                        creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such Person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Federal securities acts shall be deemed to be the Beneficial Owner of such security; and

                              (iii) A Person is also deemed to be the Beneficial
                        Owner of a security if that Person has the right to acquire beneficial ownership of such security within sixty days, including but not limited to any right to acquire (a) through the exercise of any option, warrant or right; .(b) through a conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any Person who acquires a security or power specified in paragraphs
                        (a), (b) or (c) of this subparagraph, with the purpose or effect of changing or influencing the control of the Corporation, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the Beneficial Owner of the security which may be acquired through the exercise or conversion of such security or power.

                        (4) "Business Combination" shall include:

                              (i) Any merger or consolidation of the Corporation
                        with or into any Dominant Stockholder;

                              (ii) The sale, lease, exchange, mortgage, pledge,
                        transfer or other disposition (in one transaction or a series of transactions) to or with any Dominant Stockholder of any assets of the Corporation or any subsidiary thereof which assets have an aggregate fair market value of 10% or more of the Corporation's net worth as of the end of its most recently ended fiscal quarter as determined by its independent auditors;

                              (iii) The issuance or transfer by the Corporation
                        or any subsidiary thereof (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary thereof to
                        any Dominant Stockholder which securities have immediately prior to such transaction an aggregate fair market value of 5% or more of the total fair market value of the Corporation's outstanding capital stock;

                              (iv) The adoption of any plan or proposal for the
                        liquidation or dissolution of the Corporation either voted for, proposed by or on behalf of, or by which any consideration other than cash will be received by, any Dominant Stockholder;

                              (v) Any reclassification or recapitalization of
                        securities of the Corporation if the effect, directly or indirectly, of such transaction is to increase the relative voting power of any Dominant Stockholder; or

                              (vi) Any proposed transaction which fails to
                        qualify as a Business Combination under the preceding clauses (i) thru (v) solely because the proposed transaction does not involve any Person who is a Dominant Stockholder, if any Person so involved was a Dominant Stockholder either (a) at the time the definitive agreement or other arrangements relating to such proposed transaction were entered into or (b) at the record date for the determination of stockholders entitled to notice of and to vote on such proposed transaction.

                        (5) "Dominant Stockholder" shall mean (i) any Person who, individually or together with any Affiliate or Associate of such Person, is the Beneficial Owner, directly or indirectly, of shares of stock of the Corporation representing ten percent (10%) or more of all votes entitled to be cast in elections of directors (considered for the purposes hereof as one class) and
                        (ii) any Affiliate or Associate of any Person classified as a Dominant Stockholder by the preceding clause 5(i); but excluding any Person who, on the effective date this Article FIFTEENTH becomes a part of this Certificate of Incorporation, as amended, would be a Dominant Stockholder under the preceding definition.

                        (6) "Non-Affiliated Shares" means all shares of capital stock of the Corporation entitled to be cast in elections of directors, considered for purposes hereof as one class, which are not beneficially owned-by a Dominant Stockholder.

                        (7) "Person" shall include any individual, corporation, partnership, person or other entity.

                        (8) The terms "Affiliate", "Associate" and "Beneficial Owner" shall be interpreted and construed consistent with the definitions of those terms stated in the regulations adopted pursuant to the Securities Exchange Act of 1934, as amended, in effect on March 31, 1984.

                                 B. In addition to any voting and other
                        requirements under applicable law, and notwithstanding anything contained in this Certificate of Incorporation, as amended, unless the conditions set forth in paragraph C are satisfied, the affirmative vote of either (i) not less than seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to be cast in elections of directors or (ii) not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of stock of the Corporation entitled to be cast in elections of directors and not less than a majority of the Non-Affiliated Shares, shall be required for the adoption or authorization of a Business Combination. For the purposes hereof, all voting stock shall be considered as being of one class.

                                 C. The affirmative vote requirements of
                        paragraph B shall not be applicable if all of the following conditions are satisfied:

                        (1) The cash and fair market value of the property, securities or other consideration (including, without limitation, capital stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation) to be received per share by the holders of each class or series of stock of the Corporation in a Business Combination, is not less than the highest per share price (including any brokerage commissions, transfer taxes or soliciting dealers' fees) paid by such Dominant Stockholder in acquiring any shares of such class or series during the three year period immediately prior to the effective date of the Business Combination;

                        (2) The consideration to be received by holders of each class or series of stock shall be in cash or in the same form as the Dominant Stockholder has previously paid for shares of such class or series of stock. If the Dominant Stockholder has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration for such class or series of stock shall be either in cash or in the form used to acquire the largest number of shares of such class or series of stock previously acquired by the Dominant Stockholder;

                        (3) After a Person has become a Dominant Stockholder and prior to the consummation of a Business Combination, there shall have been no reduction in the annual rate of dividends paid on shares of stock of the Corporation (except as necessary to reflect any subdivision of such shares); and

                        (4) Prior to the consummation of the Business Combination, the Dominant Stockholder shall not have (i) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or
                        (ii) made or caused to have been made any material change in the Corporation's business or equity capital structure.

                                 D. No amendment to this Certificate of
                        Incorporation, as amended, shall amend, alter, change or repeal any of the provisions of this Article FIFTEENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of either (i) not less than seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to be cast in elections of directors or (ii) not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of stock of the Corporation entitled to be cast in elections of directors and not less than a majority of the Non-Affiliated Shares. For the purposes hereof, all voting stock shall be considered as being of one class."

         SECOND: This Restated Certificate of Incorporation (i) has been duly adopted by the board of directors of the Corporation in accordance with Section 245 of the Delaware General Corporation Law and (ii) only restates and integrates and does not further amend the provisions of the Corporation's charter and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         IN WITNESS WHEREOF, ALLIED RESEARCH ASSOCIATES, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 28th day of June, 1984.

ATTEST:                                  ALLIED RESEARCH ASSOCIATES, INC.



__________________________________       _____________________________________
Linda C. Carter                          M. B. Ruffin, President
Secretary

STATE OF MARYLAND          )
         ss:
CITY OF BALTIMORE          )

         I HEREBY CERTIFY that on this 28th day of June, 1984, personally came before me, a Notary Public for the State of Maryland, M.B. RUFFIN and LINDA C. CARTER, known to me personally to be the President and Secretary of Allied Research Associates, Inc., respectively, and severally acknowledged the said Restated Certificate to be the act and deed of Allied Research Associates, Inc. and that the facts therein stated are truly set forth.

         GIVEN under my hand and seal of office the day and year aforesaid.


                                      ___________________________________
                                      Notary Public

My Commission Expires:


____________________